Merrill Lynch

DATE: SEPTEMBER 16, 2009
AMENDED DATE: SEPTEMBER 22, 2009

TO: HARBIN ELECTRIC INC. ("Counterparty")
ATTENTION: Mr Yang Tianfu
TEL: 86-451-86116787
FAX: 86-451-86116769

FROM: MERRILL LYNCH CAPITAL SERVICES, INC. ("MLCS")
EMAIL: DocumentationSingapore@ml.com
TEL: (65) 6591 2344
FAX: (65) 6330 7768

RE: FULL TERMINATION OF TRANSACTION

ML REF: 06CS107900, 3007245

THIS COMMUNICATION SUPERCEDES AND REPLACES ALL PRIOR COMMUNICATION BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTION DESCRIBED BELOW.

Dear Sir or Madam:

The purpose of this communication is to set forth the terms and conditions of the termination entered into on September 16, 2009 by MLCS, guaranteed by Merrill Lynch & Co., Inc. ("ML&Co"), and Counterparty of all their respective rights and obligations under and in respect of a Transaction between MLCS and Counterparty with an MLCS Admin Number of 06CS107900, a Trade Date of October 24, 2006, an Effective Date of September 1, 2006, a Termination Date of September 1, 2012, and Currency Amounts of **USD 35,600,000.00** and **CNY 281,240,000.00** (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation, incorporating the Credit Support Annex as set out in the original confirmation dated October 24, 2006 and further amended on April 17, 2007, shall supplement, form a part of, and be subject to, an agreement in the form of the Master Form as if we had executed an agreement in such form, the previous which are incorporated by reference as though set out in full. In the event of any inconsistency between the provisions of that Master Form and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

In consideration for the termination of the Transaction, Counterparty shall pay the "Termination Payment" specified below. Upon receipt by MLCS of the Termination Payment, MLCS and Counterparty shall be deemed to have agreed, as of September 21, 2009, that: (i) the Transaction and all of the respective rights and obligations of MLCS and Counterparty thereunder are cancelled and terminated; (ii) MLCS

releases and discharges Counterparty from and agrees not to make any claim against Counterparty with respect to any obligations of Counterparty arising and to be performed in connection with the Transaction after September 21, 2009; and (iii) Counterparty releases and discharges MLCS and ML&Co from and agrees not to make any claim against either MLCS or ML&Co with respect to any obligations of MLCS and ML&Co arising and to be performed in connection with the Transaction and the Guaranty thereof after September 21, 2009.

Termination Payment: On September 21, 2009, Counterparty shall pay USD 9,000,000.00 to MLCS to the account specified below or otherwise specified in writing. MLCS and Counterparty represent and acknowledge to the other that upon receipt of the Termination Payment specified above, no amounts are owed by MLCS or Counterparty to the other under the Transaction.

Merrill Lynch

Please confirm that the foregoing correctly sets the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.

Yours sincerely,

MERRILL LYNCH CAPITAL SERVICES, INC.

Jacqui Cassidy
Vice President

By:________________________________
Authorized Signatory

Accepted and confirmed as of the
Trade Date written above:

HARBIN ELECTRIC INC.

By: TIANFU YANG
Authorized Signatory
Name:
Title: